UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2024

Via Renewables, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36559 (Commission File Number)	46-5453215 (IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	VIA	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	VIASP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01
Completion of Acquisition or Disposition of Assets.

On June 13, 2024 (the “Closing Date”), Via Renewables, Inc., a Delaware corporation (the “Company”), consummated the previously announced merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 29, 2023, by and among the Company, Retailco, LLC, a Texas limited liability company (“Parent”), and NuRetailco LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), following which William Keith Maxwell, III and his affiliates became the registered or beneficial owners of all of the issued and outstanding shares of the Surviving Corporation’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) and Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). At the close of business on March 25, 2024 (the “Record Date”) and prior to the Merger, Mr. Maxwell and his affiliates owned approximately 65.7% of the issued and outstanding shares of the Common Stock.

The board of directors of the Company (the “Board”) (other than Mr. Maxwell, the Chairman of the Board, who abstained and did not attend or participate in the meeting), based on the unanimous recommendation of a special committee of the Board comprised entirely of independent and disinterested directors, determined that (a) the terms of the Merger Agreement, the Merger, the Merger Consideration (as defined below) and the transactions contemplated by the Merger Agreement (the “Transactions”), were fair to, and in the best interests of the Company and its shareholders (other than the holders of shares (i) (a) held by the Company or any subsidiary of the Company, or (b) held or beneficially owned by Mr. Maxwell and any person or entity controlled by Mr. Maxwell, including Parent, Merger Sub and NuDevco Retail, LLC (the “Excluded Shares”); and (ii) held by any (a) member of the Board, (b) any “officer” of the Company (as defined by Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (c) any immediate family members of any of the foregoing individuals (the “Insider Shares”)), (b) that the Merger and the transactions were in the best interests of the Company and its shareholders (other than the holders of the Excluded Shares and Insider Shares), (c) that it was advisable for the Company to execute and deliver the Merger Agreement and to perform its covenants and other obligations under the Merger Agreement and to consummate the Merger upon the terms and conditions set forth in the Merger Agreement, and (d) it was advisable to recommend that the shareholders of the Company approve the Merger Agreement and the transactions contemplated thereby (including the Merger and the Transactions). As disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2024, on, June 7, 2024, the proposal to adopt the Merger Agreement was approved at a special meeting of shareholders of the Company by the approval of (i) holders of a majority of the outstanding shares of Common Stock as of the Record Date and (ii) holders of a majority of the issued and outstanding shares of Common Stock as of the Record Date other than the Excluded Shares and the Insider Shares.

As a result of the completion of the Merger and the Transactions contemplated by the Merger Agreement, the Class A Common Stock became privately held and will cease to be listed on the Nasdaq Global Select Market (the “NASDAQ”) and the Class B Common Stock became wholly owned by Parent.

The Merger became effective at 4:15 p.m. Eastern Time on June 13, 2024 (the “Effective Time”). Under the terms of the Merger Agreement, at the Effective Time:

•
each outstanding share of Class A Common Stock was canceled and converted into the right to receive $11.00 in cash per share, without interest (the “Merger Consideration”) other than: (i) the Excluded Shares, and (ii) shares of Class A Common Stock held by any holder of record of Class A Common Stock who did not vote in favor of the Merger and demanded appraisal of such shares of Class A Common Stock pursuant to, and complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) (the “Dissenting Shares”);

•
all Excluded Shares (other than the shares of Class A Common Stock held or beneficially owned by Mr. Maxwell and any person or entity controlled by Mr. Maxwell, including Parent, Merger Sub and NuDevco Retail, LLC (the “Maxwell Shares”)) were canceled without payment of any consideration thereof;

•
each Dissenting Share was canceled and converted into the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL and have no right to receive the Merger Consideration, unless and until such shareholder loses, waives or withdraws its rights as a dissenting shareholder;

•	each Maxwell Share issued and outstanding immediately prior to the Effective Time was unchanged and remains issued and outstanding as Class A Common Stock of the Surviving Corporation;

•	each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time was unchanged and remains issued and outstanding as Class B Common Stock of the Surviving Corporation;

•
all of the (i) the outstanding restricted stock units of the Company (the “Company RSUs”), other than the restricted stock units of the Company held by Mr. Maxwell (the “Maxwell RSUs”), all of which were held by current and former employees and directors of the Company, including its executive officers, were, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holders of such Company RSUs, canceled, extinguished and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the Merger Consideration multiplied by (b) the total number of shares of Common Stock underlying the Company RSUs, and (ii) Maxwell RSUs were, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of such Maxwell RSUs, canceled and extinguished, and no consideration was delivered or will be deliverable therefor;

•
each share of the Company’s 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time was unchanged and remains issued and outstanding as preferred stock of the Surviving Corporation and will continue to be registered under the Exchange Act and will continue to be listed on the NASDAQ; and

•
each share of capital stock of Merger Sub was converted into and represent one fully-paid and nonassessable share of Class A Common Stock, such that, following the Effective Time, Parent is the holder of all of the issued and outstanding shares of Class A Common Stock (other than the Maxwell Shares).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by referenced as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K and the exhibits filed or furnished herewith, contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this Form 8-K and the exhibits filed or furnished herewith related to the Merger, including, but not limited to, matters regarding suspension of trading on and delisting from the NASDAQ, are forward looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that such expectations will prove correct.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2023, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should review the risk factors and other factors noted throughout this communication that could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this communication. Unless required by law, the Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for the Company to predict all risks, nor can it assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, the Company notified the NASDAQ of the consummation of the Merger and requested that (i) trading of Class A Common Stock be suspended at the closing of trading on June 13, 2024 and (ii) the NASDAQ file with the SEC a notification of removal from listing on Form 25 in order to delist the Class A Common Stock from the NASDAQ and deregister the Class A Common Stock under Section 12(b) of the Exchange Act. Following the effectiveness of the Form 25, the Surviving Corporation intends to file with the SEC a Form 15 with respect to the Class A Common Stock, requesting that the Class A Common Stock be deregistered under the Exchange Act, and that the reporting obligations of the Company with respect to the Class A Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03
Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each holder of outstanding shares of Class A Common Stock, other than the Maxwell Shares, ceased to have any rights as a shareholder of the Company other than the right to receive the Merger Consideration (or in the case of Dissenting Shares, the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL, unless and until such shareholder loses, waives or withdraws its rights as a dissenting shareholder).

Item 8.01
Other Events.

On June 13, 2024, the Company issued a press release announcing the consummation of the Merger. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of December 29, 2023, by and among Retailco, LLC, NuRetailco LLC and Via Renewables, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 2, 2024)

99.1	Press Release of Via Renewables, Inc., dated June 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The disclosure letter contemplated by this Agreement and Plan of Merger and the exhibits to such Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted disclosure letter or exhibits to the Agreement and Plan of Merger.

EXHIBIT INDEX

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of December 29, 2023, by and among Retailco, LLC, NuRetailco LLC and Via Renewables, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 2, 2024)

99.1	Press Release of Via Renewables, Inc., dated June 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The disclosure letter contemplated by this Agreement and Plan of Merger and the exhibits to such Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted disclosure letter or exhibits to the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2024

Via Renewables, Inc.

By:	/s/ Mike Barajas
Name:	Mike Barajas
Title:	Chief Financial Officer